                         PRINCIPAL STOCKHOLDER AGREEMENT


          THIS PRINCIPAL STOCKHOLDER AGREEMENT, dated as of October 7th, 1997 (this "Agreement") among Loral Space & Communications Ltd., a Bermuda company ("Acquiror"), Loral Satellite Corporation, a Delaware corporation, a wholly owned subsidiary of Acquiror ("Sub"), Orion Network Systems, Inc., a Delaware corporation ("Company"), and each other person and entity listed on the signature pages hereof (each, a "Stockholder").

          WHEREAS, as of the date hereof, each Stockholder holds of record or beneficially owns the number of shares of common stock, $.01 par value (the "Common Stock") of the Company set forth opposite such Stockholder's name on Exhibit A;

          WHEREAS, as of the date hereof, certain Stockholders also hold of record or beneficially own the number of shares of the Company's Series A 8% Cumulative Redeemable Convertible Preferred Stock ("Series A Shares"), Series B 8% Cumulative Redeemable Convertible Preferred Stock ("Series B Shares"), and/or Series C 6% Cumulative Redeemable Convertible Preferred Stock ("Series C Shares, and together with the Series A Shares and Series B Shares, the "Preferred Stock"), set forth opposite such Stockholder's name on Exhibit A (all such Preferred Stock, together with all shares of Common Stock currently held and all shares of Common Stock and Preferred Stock hereafter acquired by the Stockholders (including but not limited to shares acquired upon the exercise of options, warrants or rights or the conversion or exchange of convertible or exchangeable securities) being referred to herein as the "Shares");

          WHEREAS, as of the date hereof, certain Stockholders also hold the Company's Convertible Junior Subordinated Debentures due February 1, 2012 (the "Debentures") in the principal amount set forth opposite such Stockholder's name on Exhibit A;

          WHEREAS, Acquiror, Sub and the Company have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"; capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement), which provides, upon the terms and subject to the conditions set forth therein, for the merger of Sub with and into the Company (the "Merger");

          WHEREAS, as a condition to the willingness of Acquiror and Sub to enter into the Merger Agreement and in furtherance of the acquisition of the Company by Acquiror, Acquiror and Sub have required that the Stockholders agree, and in order to induce Acquiror and Sub to enter into the Merger Agreement, each Stockholder has agreed, severally and not jointly, to enter into this Agreement.


          NOW, THEREFORE, in consideration of the foregoing premises and agreements contained herein, the parties hereto agree as follows:

                                   Article I.

                   GRANT OF OPTION AND EXERCISE; TRANSFER AND
                          VOTING OF SHARES; DEBENTURES

          Section 1.1. Grant of Option.

          Subject to the terms and conditions set forth herein, each Stockholder hereby severally and not jointly grants to Acquiror an irrevocable option (the "Option") to purchase all (but not less than all) of such Stockholder's Shares held on the date of option exercise (and to require the conversion of all (but not less than all) of such Stockholder's Debentures into Shares immediately prior to the Closing (defined in Section 1.3 below) hereunder, and upon such conversion such Shares shall be subject to the Option hereunder) for the number of fully paid and nonassessable Acquiror Shares (as adjusted pursuant to Section
2.5 of the Merger Agreement) equal to the number of Shares to be purchased by Acquiror multiplied by the Exchange Ratio (calculated using the Notice Date as if it were the "Closing Date" (as defined in the Merger Agreement) for purposes of calculating the Determination Price), together with the associated rights under Acquiror's Rights Agreement ("Acquiror Rights Plan") dated as of March 27, 1996 between Acquiror and The Bank of New York, as Rights Agent (together, the "Purchase Price").

          Section 1.2. Exercise of Option.

          (a) Provided that neither Acquiror nor Sub shall be in material breach of their respective agreements or covenants contained in the Merger Agreement, Acquiror may exercise the Option, in whole (but not in part) with respect to all of the Shares of all of the Stockholders covered hereby (but not less than all), at any time following the occurrence of any event described in Section 1.9 (a "Purchase Event"); provided that, the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time, (ii) June 30, 1998, or (iii) termination of the Merger Agreement by Acquiror or Sub in accordance with the terms thereof.

          (b) If Acquiror exercises the Option hereunder (except following termination of the Merger Agreement by the Company) (i) neither Acquiror nor Sub shall terminate the Merger Agreement under any circumstances except Section 9.1(a) (with approval of the Company) and Section 9.1(c) of the Merger Agreement, (ii) all conditions set forth in Section 8.2 and Section 8.3 (other than Section 8.2(c) and Section 8.3(c), but it is understood and agreed that receipt of an initial FCC order shall be deemed to satisfy Section 8.2(c) and
Section 8.3(c) for this purpose) of the Merger Agreement shall be deemed waived by each of Acquiror, Sub, and the Company, respectively, (iii) Acquiror and Sub shall each use their reasonable best efforts to consummate the Merger (or the Exchange Offer as applicable) as promptly as practicable, except to the extent that (and so long as) consummation of the Merger (or the Exchange Offer as applicable) would violate applicable law (and if consummation of the Merger would violate applicable law, but conducting the Exchange Offer would not violate applicable law, Acquiror shall conduct the Exchange Offer pursuant to the requirements of Section 7.15 (including Section 7.15(g)), except as otherwise provided in this paragraph rather than the Merger).

          (c) If following the exercise of the Option there is an Acquisition Proposal pending prior to consummation of the Merger or the Exchange Offer, and such Acquisition Proposal includes a per Share price higher than the per Share consideration to be paid in the Merger or the Exchange Offer as applicable (a "Topping Bid"), Acquiror shall have the right to tender the Shares purchased under the Option into the Topping Bid or otherwise support the Topping Bid and realize value therefrom, and Acquiror's obligations under the Merger Agreement (and Section 1.6 hereof) shall (if not previously terminated) be suspended during the pendency of the Topping Bid; provided, however, that such obligations shall cease to be suspended if the Topping Bid ceases to be pending without a majority of the Shares having been acquired pursuant to the Topping Bid.

          Section 1.3. Closing Date.

          In the event Acquiror wishes to exercise the Option, which may only be exercised in whole (but not in part), with respect to all of the Shares of all of the

Stockholders covered hereby it shall send to each Stockholder a written notice (the date of which being herein referred to as the "Notice Date") specifying a place and date not earlier than five business days nor later than 20 Business Days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if the closing of the purchase and sale pursuant to the Option (the "Closing") cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, Acquiror shall use its commercially reasonable efforts to resolve such matters and close as promptly as practicable. Without limiting the foregoing, if prior notification to or approval of any regulatory authority is required in connection with such purchase, Acquiror and, if applicable, a Stockholder shall promptly file the required notice or application for approval and shall expeditiously process the same (and such Stockholder shall cooperate with Acquiror in the filing of any such notice or application and the obtaining of any such approval).

          Section 1.4. Payment and Delivery of Certificates.

          (a) Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and covenants of each Stockholder contained herein and in full payment for the Shares, at the Closing, Acquiror will deliver, or cause to be delivered, to each Stockholder, certificates representing the Acquiror Shares to be paid pursuant to Section 1.1 duly issued to each Stockholder, together with any necessary stock transfer stamps properly affixed. Subject to the terms and conditions in this Agreement, in reliance on the representations, warranties and covenants of the Acquiror contained herein and in the Merger Agreement, at the Closing, the Stockholders shall deliver to Acquiror certificates representing the Shares sold by the Stockholders to Acquiror at the Closing, duly endorsed in blank or accompanied by stock powers duly executed by the Stockholders in blank, in proper form for transfer.

          (b) No certificates or scrip representing less than one share of Acquiror Shares shall be issued upon the exercise of the Option. In lieu of any such fractional share, each Stockholder who would otherwise have been entitled to a fraction of a share of Acquiror Shares upon exercise of the Option shall be paid at the Closing cash (without interest) in an amount equal to such Stockholder's fractional part of a share of Acquiror Shares multiplied by the last reported sale price of Acquiror Shares, as reported on the NYSE, on the Closing Date.

          Section 1.5. Legends.

     (a) Each Stockholder shall instruct the Company to cause each certificate of any Stockholder evidencing the Shares to bear a legend in the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE PRINCIPAL STOCKHOLDER AGREEMENT DATED AS OF OCTOBER 7, 1997 AS IT MAY BE AMENDED, AMONG LORAL SPACE & COMMUNICATIONS LTD., LORAL SATELLITE CORPORATION, ORION NETWORK SYSTEMS, INC. ("ISSUER") AND THE REGISTERED HOLDER OF THIS CERTIFICATE, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

     (b) In the event that the Shares shall cease to be subject to the restrictions on transfer set forth in this Agreement, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Shares without the legend required by Section 1.5(a).

     Section 1.6. Voting Agreement; Agreement to Tender.

                  (a) Each Stockholder and Acquiror hereby severally and not jointly agrees that from the date hereof to the earlier to occur of the termination of the Merger Agreement or the Effective Time, at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the company, such Stockholder and Acquiror shall vote the
Shares: (i) in favor of the Merger, the Merger Agreement (as amended from time to time) and the transactions contemplated by the Merger Agreement (collectively, the "subject transactions"), (ii) against any proposal for any recapitalization, merger (other than the Merger), sale of assets or other business combination between the Company and any person or entity (other than Acquiror or Sub) or any other action or agreement that would result in a breach of any covenant or any other obligation or agreement of the Company under the Merger Agreement or which would result in any of the conditions to the Merger Agreement not being fulfilled and (iii) against the following actions (other than pursuant to the terms of this Agreement or the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of it Subsidiaries; (B) any sale, lease or transfer by the Company of a material amount of assets (including stock) of the Company or any of its Subsidiaries; or a reorganization, restructuring, recapitalization, special dividend, dissolution or liquidation of the Company or any of its Subsidiaries; or (C)(1) any change in a majority of the persons who constitute the board of directors of the Company or any of its Subsidiaries; (2) any change in the present capitalization of the Company or any of its Subsidiaries including any proposal to sell a substantial equity interest in the Company or any of its Subsidiaries;
(3) any amendment to the Company or any of its Subsidiaries' charters or By-laws; (4) any other change in the Company or any of its Subsidiaries' corporate structure or business; or (5) any other action which, in the case of each of the matters referred to in clauses (C)(1), (2), (3) or (4), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement.

     (b) Each Stockholder and Acquiror severally and not jointly agrees that it shall not enter into any agreement or understanding the effect of which would be inconsistent with or violative of the provisions and agreements contained herein, including in this Section 1.6. Further, each Stockholder and Acquiror severally and not jointly agrees that it will, if the Board of Directors of the Company fails or refuses (other than as a result of breach by Acquiror or any of its Affiliates of the Merger Agreement or because the Acquiror and its Affiliates will not or cannot satisfy the conditions precedent thereto) to submit the subject transactions to the Company's stockholders, vote all Shares held of record or beneficially owned by it to (i) call or cause to be called a special meeting of stockholders of the Company (or effect a written consent) to remove the directors of the Company who have so failed or refused, or to increase the size of the Board of Directors and elect a majority of new directors who will submit the subject transactions to the stockholders of the Company for a vote, and (ii) use its reasonable efforts to effect such removal and replacement, or increase and election, and the submission of the subject transactions to the stockholders of the Company; and (iii) at any time after initial approval by the stockholders of the Company of the subject transactions, if so requested by Acquiror, to approve all or any actions incident to the subject transactions or the other matters referred to in this Section 1.6 by stockholder written consent.

     (c) If there is an Exchange Offer pursuant to Section 7.15 of the Merger

Agreement, each Stockholder agrees to tender such Stockholder's Shares into the Exchange Offer (including all Shares issusable upon conversion of the Debentures; provided, however, that actual conversion need not be effected until consummation of the Exchange Offer).

     Section 1.7. No Disposition or Encumbrance of Shares and Options.

               Except to the extent set forth in Exhibit B, each Stockholder hereby severally and not jointly covenants and agrees that, from the date hereof to the termination of the rights of Acquiror under this Agreement, it shall not, and shall not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, or create or permit to exist any Encumbrance (as hereinafter defined) on the Shares owned by such Stockholder at any time prior to the Effective Time.

               Section 1.8. Voting of Shares; Further Assurances.

     (a) Each Stockholder, by this Agreement, with respect to its Shares, does hereby constitute and appoint Sub and Acquiror, or any nominee of Sub and Acquiror, with full power of substitution, from the date hereof to the earlier to occur of the termination of the Merger Agreement or the Effective Time, as its true and lawful attorney and proxy (its "Proxy"), for and in its name, place and stead, to vote each of such Shares as its Proxy, at every annual, special or adjourned meeting of the stockholders of the Company, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Company that the law of the State of Delaware may permit or require:

                    (i) in favor of the Merger, the Merger Agreement (as amended from time to time) and the transactions contemplated by the Merger Agreement;

                    (ii) against any Acquisition Proposal for any recapitalization, merger (other than the Merger), sale of assets or other business combination between the Company and any person or entity (other than Acquiror or Sub) or any other action or agreement that would result in a breach of any covenant or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions to the Merger Agreement not being fulfilled; and

                    (iii) against (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries, (B) any sale, lease, or transfer by the Company of a material amount of assets (including stock) of the Company or any of its Subsidiaries, or a reorganization, restructuring, recapitalization, special dividend, dissolution or liquidation of the Company or any of its Subsidiaries; or (C) (1) any

          change in a majority of the persons who constitute the board of directors of the Company or any of its Subsidiaries; (2) any change in the present capitalization of the Company or any of its Subsidiaries including any proposal to sell a substantial equity interest in the Company or any of its Subsidiaries; any amendment of the Company or any of its Subsidiaries' charters or By-laws; (4) any other change in the Company or any of its Subsidiaries' corporate structure or business; or (5) any other action which, in the case of each of the matters referred to in clauses (C)(1), (2),
(3) or (4), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement.

                    THIS POWER OF ATTORNEY IS IRREVOCABLE, IS GRANTED IN CONSIDERATION OF ACQUIROR AND SUB ENTERING INTO THE MERGER AGREEMENT AND IS COUPLED WITH AN INTEREST SUFFICIENT IN LAW TO SUPPORT AN IRREVOCABLE POWER. This appointment shall revoke all prior attorneys and proxies appointed by any Stockholder at any time with respect to the Shares and no subsequent attorneys or proxies will be appointed by such Stockholder, or be effective, with respect thereto during the term of this Agreement.

          (a) Each Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Sub and Acquiror the power to carry out and give effect to the provisions of this Agreement.

          (b) Nothing contained in this Section 1.8 shall be construed to invalidate any action taken by a Stockholder in accordance with Section 1.8.

               Section 1.9. Purchase Events.

               Acquiror may exercise the Option only if one or more of the following events has occurred:

          (a) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified its approval or recommendation of the Merger or the Merger Agreement in any manner adverse to Acquiror, or approved or recommended any Acquisition Proposal (as defined in the Merger Agreement), or shall have adopted a resolution to take any of the foregoing actions;

          (b) (i) the approval of the Merger Agreement by the stockholders of the Company shall have not been obtained by reason of the failure to obtain the required vote at the Stockholders' Meeting (as defined in the Merger Agreement) and (ii) at the time of such negative vote there shall be pending an Acquisition Proposal (as defined in the Merger Agreement);

          (c) the Company or any of its Subsidiaries shall have entered into any agreement with any person (other than Acquiror or any of its affiliates), the Board of Directors of such entity shall have approved, recommended or resolved to enter into an agreement with any person, or the Company shall have publicly announced its intention to take any of the foregoing actions, with respect to the sale of 20% or more (in voting power) of the voting securities of the Company or of 20% or more (in fair market value) of the assets of the Company and its Subsidiaries, on a consolidated basis, however such transaction may be effected; or

          (d) any person (other than Acquiror or any of its affiliates), shall have commenced (as such term is defined in Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to a tender or exchange offer for securities representing 35% or more of the voting power of the Company; or the acquisition, by any person or group (as defined in Section 13(d) of the Exchange Act), other than Acquiror or any of its affiliates, of beneficial ownership of (as defined in the Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership of, securities representing 35% or more of the voting power of the Company;

         provided that no event set forth in this Section 1.9 shall be deemed to occur solely by reason of any agreement, or any action that is taken, or of any event that occurs, for which Acquiror has given its prior written consent. As used in this Agreement, "person" shall have the meaning specified in Section 13(d)(3) of the Exchange Act.

          Section 1.10. Convertible Debentures.

          Each Stockholder that holds Debentures agrees that all Debentures held by such Stockholder shall be converted into shares of Common Stock (together with any shares of Common Stock representing accrued but unpaid interest on the Debentures) in accordance with Section 15.1 of the Debenture Purchase Agreement, dated as of January 13, 1997, as amended as of January 31, 1997, among the Company, British Aerospace Holdings, Inc. and Matra Marconi Space UK Limited (the "Debenture Agreement") relating thereto immediately prior to the Effective Time (except if converted prior to such date), and at such time, converted into the right to receive in the Merger Acquiror Shares in accordance with the terms of the Merger Agreement. In consideration for the foregoing, such Stockholder waives its rights under Section 11.3 of the Debenture Agreement with respect to the consummation of the Merger.

          Section 1.11. Control Shares


          The Company hereby waives its rights under Article ELEVENTH, Section H, of its Restated Certificate of Incorporation with respect to all Shares acquired pursuant to exercise of the Option, and hereby agrees, promptly following any such exercise, to exchange for such Shares an equal number of duly authorized, but unissued Shares, which upon issuance will be validly issued, fully paid and nonassessable Shares, and which will not be "control shares" within the meaning of such Article ELEVENTH.

                                   Article II.

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

          Each Stockholder, severally and not jointly, hereby represents and warrants to Acquiror as follows:

          Section 2.1. Due Organization, Authorization, etc.

          Such Stockholder (if it is a corporation, partnership or other legal entity) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Such Stockholder has all requisite power (corporate or otherwise) to execute and deliver this Agreement, to grant the Option and to consummate the transaction contemplated hereby. The execution and delivery of this Agreement, the appointment of Acquiror and Sub as such Stockholder's Proxy, the granting of the Option and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action (corporate or otherwise) on the part of such Stockholder. This Agreement has been duly executed and delivered by or on behalf of such Stockholder and, assuming its due authorization, execution and delivery by Acquiror, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

          Section 2.2. No Conflicts, Required filings and Consents.

          (a) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not,
(i) conflict with or violate the Certificate of Incorporation by By-Laws or other similar organizational documents of such Stockholder (in the case of a Stockholder that is a corporation, partnership or other legal entity), (ii) conflict with or violate any statute, law, ordinance, rule, regulation, order, decree or judgment applicable to such Stockholder or by which it or any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (with or without notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of such Stockholder or (if such Stockholder is a corporation, partnership or other legal entity) any of its subsidiaries, including, without limitation, the Shares, pursuant to, any indenture or other loan document provision or other contract, license, franchise, permit or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its properties is bound or affected, except, in the case of clauses (ii) and (iii), for any such breaches, defaults or other occurrences that would not prevent the performance by such Stockholder of its obligations under this Agreement.

          (b) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent the performance by the Stockholder of its obligations under this Agreement.

          Section 2.3. Title to Shares.

          Such Stockholder has, and the transfer by the Stockholder of the Shares hereunder will pass, good and marketable title to the Shares listed on Exhibit A hereto, free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind ("Encumbrances"), except to the extent disclosed on Exhibit B and for Shares sold prior to the Closing as permitted under Section 1.8.

          Section 2.4. No Brokers.

          Except as contemplated in the Merger Agreement, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

          Section 2.5. Investment Intent, Etc.

          Each Stockholder is acquiring the Acquiror Shares, together with the associated rights, to be received in the Merger or pursuant to the exercise of the Option, for its own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing the Acquiror Shares. Each Stockholder is an "accredited investor" within the meaning of Regulation D promulgated under the Act. Each Stockholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in Acquiror and is able to bear the economic risk of such investment for an indefinite period of time.

                                  Article III.


                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

          Section 3.1. Authority Relative to the Agreement.

     (a) Acquiror has the corporate power to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Acquiror's Board of Directors. The Agreement constitutes a valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. No other corporate proceedings on the part of Acquiror are necessary to authorize the execution and delivery by Acquiror of this Agreement or the consummation of the transactions contemplated hereby.

     (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, does not and will not result in the change in conversion ratios, conversion rights or voting rights, or the breach, violation, default (with or without notice or lapse of time, or both), termination, cancellation or acceleration of any obligation, or the loss of a material benefit, under (i) the Acquiror's Memorandum of Association or bye-laws or (ii) any indenture or other loan document provision or other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to Acquiror or any of its Subsidiaries or their respective properties or assets, other than, in the case of clause (ii) only, (A) any breaches, violations, defaults, terminations, cancellations, accelerations or losses which, either singly or in the aggregate, will not have a Acquiror Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

          Section 3.2. Representations in Merger Agreement.

          Acquiror represents and warrants to each Stockholder that the representations and warranties set forth in Article V of the Merger Agreement were (or will be) true and correct when made and on and as of the date of any action taken by Acquiror hereunder (including without limitation exercise of the Option) with the same effect as though such representations and warranties had been made on and as of such date (except for representations and warranties that speak as of a specific date or time, which need only be true and correct as of such date or time), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Acquiror Material Adverse Effect" set forth therein) does not have an Acquiror Material Adverse Effect, and such representations and warranties shall be deemed incorporated herein; provided, however, that incorporated representations and warranties which relate to the Merger Agreement shall be deemed for purposes of this Section to have been modified to relate only to this Agreement.

                                   Article IV.

                         DISTRIBUTIONS; ADJUSTMENT UPON
                           CHANGES IN CAPITALIZATION.

          (a) Any dividends or other distributions (whether payable in cash, stock or otherwise) by the Company with respect to any Shares purchased hereunder with a record date on or after the Closing Date will belong to Acquiror. If any such dividend or distribution belonging to Acquiror is paid by the Company to the Stockholder, the Stockholder shall hold such dividend or distribution in trust for the benefit of Acquiror and shall promptly remit such dividend or distribution to Acquiror in exactly the form received, accompanied by appropriate instruments of transfer. If on or after the date of this Agreement there shall occur any stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, as a result of which shares of any class of stock, other securities, cash or other property shall be issued in respect of any Shares or if any Shares shall be changed into the same or another class of stock or other securities, then, upon exercise of the Option, Acquiror shall receive for the aggregate price payable upon exercise of the Option with respect to the Shares, all such shares of stock, other securities, cash or other property issued, delivered or received with respect to such Shares (or if the Option shall not be exercised, appropriate adjustment shall be made for purposes of the calculations set forth in this Agreement).

          (b) Any dividends or other distributions (whether payable in cash, stock or otherwise) by Acquiror with respect to any Acquiror Shares issued hereunder with a record date on or after the Closing Date will belong to the Stockholder to which such Acquiror Shares were issued. If on or after the date of this Agreement there shall occur any stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by Acquiror, as a result of which shares of any class of stock, other securities, cash or other property shall be issued in respect of any Acquiror Shares or if any Acquiror Shares shall be changed into the same or another class of stock or other securities, then, upon exercise of the Option, each Stockholder shall receive for the aggregate price payable to such Stockholder upon exercise of the Option, all such shares of stock, other securities, cash or other property issued, delivered or received with respect to the Acquiror Shares to be delivered to such Stockholder (or if the Option shall not be exercised, appropriate adjustment shall be made for purposes of the calculations set forth in this Agreement).


                                   Article V.

                        NO SOLICITATION OF TRANSACTIONS.

                           Each Stockholder severally and not jointly covenants and agrees that in its capacity as a stockholder of the Company it shall not, through any officer, director, employee, representative, agent or direct or indirect stockholder of the Company or any Company Subsidiary, directly or indirectly, take any action to (i) encourage, initiate or solicit the submission of any proposal that constitutes an Acquisition Proposal, (ii) enter into any agreement with respect to or accept any Acquisition Proposal or (iii) facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal. The Stockholder shall promptly notify Acquiror in writing of any request for information or Acquisition Proposal, specifying reasonable details of any inquiry or Acquisition Proposal, and shall keep Acquiror informed as to the status of any such discussions or negotiations. Each Stockholder severally and not jointly further agrees to use its best efforts as a stockholder to cause the Company not to, directly or indirectly, solicit, initiate, seek, or encourage (including by way of furnishing information or assistance), or take other action to facilitate, any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to, an Acquisition Proposal.

                                   Article VI.

                         COVENANTS OF THE STOCKHOLDERS.

          Section 6.1. Negative Covenants.

          Each Stockholder agrees, until the Option has terminated, not to:

          (a) sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement with respect to the sale, transfer, pledge, assignment or other disposition of, the Shares owned by such Stockholder to any person other than Acquiror or Acquiror's designee and except as contemplated in Exhibit B;

          (b) acquire any additional shares of Common Stock without the prior consent of Acquiror other than pursuant to rights under the Company Stock Purchase Plans, options outstanding on the date of this Agreement, or Shares issued in payment of interest on the Debentures or dividends on the Series C Shares;

          (c) deposit any Shares into a voting trust or grant a proxy or enter into a voting agreement with respect to any Shares, except for this Agreement;
or

          (d) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or would result in a breach by such Stockholder of its obligations under this Agreement or a breach by the Company of its obligations under the Merger Agreement.

                    Section 6.2. Reliance; Further Assurances.

                    Each Stockholder understands and acknowledges that Acquiror and Sub are entering into the Merger Agreement in reliance upon each Stockholder's execution and delivery of this Agreement. If Acquiror shall exercise the Option in accordance with the terms of this Agreement, from time to time and without additional consideration the Stockholder will execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Acquiror may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, including the transfer of the Shares to Acquiror and the release of any and all Encumbrances with respect thereto.

                    Section  6.3.   Transfer  of  Acquiror   Shares  by  British
          Aerospace.

          British Aerospace Space Systems, Inc. and British Aerospace Holdings, Inc. (collectively, "BAe") and Acquiror agree to consult and cooperate with respect to the orderly disposition of Acquiror Shares obtained by BAe. BAe agrees that for a period of twelve months from the date it acquires the Acquiror Shares it will not, and will cause each of its affiliates not to, sell or otherwise transfer any Acquiror Shares other than by means of a block trade (or a series of block trades) with an entity that qualifies as a block trade positioner (as that term is defined and/or interpreted under the federal securities laws and the rules and regulations promulgated thereunder) who is experienced in block trade transactions. BAe shall consult with Acquiror prior to such sale and seek the consent of Acquiror to such sale, which consent shall not be unreasonably withheld, conditioned or delayed. In the event of such withholding of consent, BAe shall have the right to revise the proposed sale, and Acquiror shall reconsider the revised sale in accordance with the standard of this Section. No delay in any proposed sale shall be beyond the expiration of the twelve-month period. As an alternative to conducting block trades, BAe shall have the right to sell all (but not less than all) of its Acquiror Shares pursuant to an underwritten sale with an underwriter reasonably acceptable to Acquiror. In such event, Acquiror shall modify the registration statement filed pursuant to Section 6.5 (or file a separate registration statement meeting the requirements of Section 6.5) to enable BAe to effect such sale. Except as provided in the prior sentence, Acquiror shall not be obligated to conduct a

"road show" or otherwise support such sale.

          Section 6.4. Affiliate Agreement.

                    Each Stockholder acknowledges that such Stockholder may be deemed an affiliate (as defined in Rule 12b-2 of the rules promulgated under the Exchange Act) of the Company, Acquiror or Sub, and further acknowledges and agrees to transfer, sell or otherwise dispose of Acquiror Shares (including Acquiror Shares acquired upon the exercise of options, warrants or rights or the conversion or exchange of convertible or exchangeable securities) only (a) if such transfer, sale or disposition is registered under the Act, (b) is in compliance with the requirements of paragraphs (c) and (d) of Rule 145 promulgated under the Act ("Rule 145") (as indicated in the restrictive legend that will appear on the stock certificate), or (c) pursuant to another exemption from registration under the Act for such offer and sale. Each Stockholder agrees not to make an illegal "distribution" (within the meaning of the Act and Rule 145) of Acquiror Shares. Acquiror shall be entitled to place restrictive legends upon certificates for each Stockholder's Acquiror Shares to enforce the applicable provisions of law and this Agreement and Acquiror shall not be required to maintain the effectiveness of the Proxy Registration Statement (or Exchange Registration Statement, as the case may be) under the Act for the purposes of resale of Acquiror Shares by each Stockholder.

                    Section 6.5. Registration Rights.

                    (a) In the event that Acquiror exercises the Option, as promptly as practicable following the closing date for the exchange offer referred to in Section 1.2 above (but not more than 60 days following the Closing Date), Acquiror shall (i) file a shelf registration statement covering all Acquiror Shares for the purposes of resale of Acquiror Shares by each Stockholder and (ii) use its reasonable best efforts to cause such shelf registration statement to become and remain effective for the resale of all Acquiror Shares issued pursuant to this Agreement; provided, however, that Acquiror shall be required to include in such registration statement only those Acquiror Shares as to which the Stockholder holding such Acquiror Shares agrees to sell such shares in compliance with the requirements of paragraphs (c) and (d) of Rule 145 that would have been applicable to such sale if such Acquiror Shares had been registered under the Proxy Registration Statement (or Exchange Registration Statement, as the case may be) rather than such shelf registration statement.

                    (b) Registrations effected under this Section shall be effected at Acquiror's expense, including the fees and expenses of one counsel to the holders of Acquiror Shares, but excluding underwriting discounts and commissions to brokers or dealers. In connection with each registration under this Section, Acquiror shall indemnify and hold each holder of Acquiror Shares whose shares are registered pursuant to such registration statement (a "Holder of Acquiror Shares"), its underwriters and each of their respective affiliates harmless against any and all losses, claims, damages, liabilities and expenses (including, without limitation, investigation expenses and fees and disbursements of counsel and accountants), joint or several, to which such Holder of Acquiror Shares, its underwriters and each of their respective affiliates may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any prospectus therein), of any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, other than such losses, claims, damages, liabilities or expenses (or actions in respect thereof) which arise out of are based upon an untrue statement or alleged untrue statement of a material fact contained in written information furnished by a Holder of Acquiror Shares to Acquiror expressly for use in such registration statement; provided, however, that the foregoing indemnity shall not inure to the benefit of any Holder of Acquiror Shares, its underwriters or respective affiliates, if a copy of the prospectus was not sent or given by or on behalf of such person to the person purchasing the Shares, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                    (c) In connection with any registration statement pursuant to this Section, each Holder of Acquiror Shares agrees to furnish Acquiror with such information concerning itself and the proposed sale or distribution as shall reasonably be required in order to ensure compliance with the requirements of the Securities Act. Each Holder of Acquiror Shares shall indemnify and hold Acquiror, its underwriters and each of their respective affiliates harmless against any and all losses, claims, damages, liabilities and expenses (including without limitation investigation expenses and fees and disbursements of counsel and accountants), joint or several, to which Acquiror, its underwriters and each of their respective affiliates may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in written information furnished by any Holder of Acquiror Shares to Acquiror expressly for use in such registration statement. In no event shall the liability of any Holder of Acquiror Shares or any affiliate thereof under this Section be greater in amount than the dollar amount of the proceeds received by such Holder of Acquiror Shares upon the sale of the Acquiror Shares giving rise to such indemnification obligation.

                    (d) Upon the issuance of Acquiror Shares hereunder, Acquiror will use its reasonable best efforts promptly to list such Acquiror Shares with the New York Stock Exchange or on such national or other exchange on which Acquiror Shares are at the time principally listed.

                                  Article VII.

                                  MISCELLANEOUS

                    Section 7.1. Non-Survival of Representations, Warranties and Agreements.

                    All representations, warranties and agreements made by the parties to this Agreement shall terminate at the Closing except for those which by their terms are to be performed after the Closing.

                    Section 7.2. Expenses.

                    All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

                    Section 7.3. Notices.

                    All notices or other communications under this Agreement shall be in writing and shall be given by delivery in person, by facsimile, cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or such other address for a party as shall be specified in a notice given in accordance with this Section 7.3) and shall be deemed to have been given one business day after transmission by facsimile of other standard form of telecommunications or four days after deposit in the US mail:

                  If to the Company:

                  Orion Network Systems, Inc.
                  2440 Research Boulevard
                  Suite 400
                  Rockville, Maryland  20850
                  Telecopier No.: (301) 258-3300
                  Attention: President

                  With a copy (which shall not constitute notice) to:

                  Hogan & Hartson L.L.P.
                  Columbia Square
                  555 Thirteenth Street, N.W.
                  Washington, DC 20004
                  Telecopier No.:  (202) 637-5910
                  Attention:  Anthony S. Harrington, Esq.

          If to a Stockholder, at the address or facsimile number of such Stockholder set forth on Exhibit A, with a copy to:

                  Hogan & Hartson L.L.P.
                  Columbia Square
                  555 Thirteenth Street, N.W.
                  Washington, DC  20004
                  Telecopier No.: (202) 637-5910
                  Attention: Anthony S. Harrington, Esq.

                  If to Acquiror or Sub, at:

                  Loral Space & Communications Ltd.
                  600 Third Avenue
                  New York, New York  10016
                  Telecopier No.: (212) 338-5350
                  Attention: Eric J. Zahler, Esq.

                  with a copy to:

                  Willkie Farr & Gallagher
                  One Citicorp Center
                  153 East 53rd Street
                  New York, New York  10022
                  Telecopier No.: (212) 821-8111
                  Attention: Bruce R. Kraus, Esq.

                    Section 7.4. Severability.

                    Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and revisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall interpreted to be only so broad as is enforceable.

                    Section 7.5. Entire Agreement.

                    This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

                    Section 7.6. Assignment, Binding Effect.

                    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Acquiror or Sub may assign all or any of their rights and obligations hereunder to any affiliate of Acquiror, provided that no such assignment shall relieve Acquiror or Sub of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                    Section 7.7. Specific Performance.

                    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

                    Section 7.8. Confidentiality and Public Announcements.

                    The parties recognize that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, each of the parties hereto severally and not jointly agrees not to disclose or discuss such matters with anyone not a party to this Agreement (other than its counsel, advisors, corporate parents and Affiliates) without the prior written consent of the other parties hereto, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or disclosures its counsel advises are necessary in order to fulfill its obligations imposed by law or the requirements of any securities exchange. At all times during the terms of this Agreement, the parties hereto will consult with each other before issuing or making any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby and will use good faith efforts to agree on the text of public reports, statements or releases. For purposes of this Section, any consultation or consent required of from the Stockholders may be obtained from Gustave M. Hauser.

                    Section 7.9. Governing Law.

                    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its rules of conflict of laws.

                    Section 7.10. Readings.

                    Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

                    Section 7.11. Counterparts.

                    This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                           IN WITNESS WHEREOF, the parties hereto have caused this Principal Stockholder Agreement to be executed and delivered as of the date first written above.

                                   LORAL SPACE & COMMUNICATIONS LTD.

                             By: /s/ Eric J. Zahler
                                -------------------------------------------
                                Name:  Eric J. Zahler
                                Title: Vice President, General
                                       Counsel and Secretary



                           LORAL SATELLITE CORPORATION

                             By: /s/ Eric J. Zahler
                                -------------------------------------------
                                Name:   Eric J. Zahler
                                Title:  Vice President, General
                                        Counsel and Secretary



                           ORION NETWORK SYSTEMS INC.

                              By: /s/ W. Neil Bauer
                                -------------------------------------------
                                Name:   W. Neil Bauer
                                Title:  President and Chief Executive Officer



                            BRITISH AEROSPACE SPACE SYSTEMS, INC.

                            By:  /s/ William Anthony Rice
                                -------------------------------------------
                                Name:  William Anthony Rice
                                Title: Director



                            BRITISH AEROSPACE HOLDINGS, INC.

                            By:  /s/ William Anthony Rice

                                -------------------------------------------
                                Name:  William Anthony Rice
                                Title: Director





                            FLEET VENTURE RESOURCES, INC.

                             By:/s/ Robert M. Van Degna
                                -------------------------------------------
                                Name:  Robert M. Van Degna
                                Title: Chairman and Chief Executive Officer



                                /s/ John V. Saeman
                                -------------------------------------------
                                 John V. Saeman



                                /s/ W. Neil Bauer
                                -------------------------------------------
                                    W. Neil Bauer



                                 /s/ Gustave M. Hauser
                                -------------------------------------------
                                     Gustave M. Hauser



                                /s/ Sidney S. Kahn
                                -------------------------------------------
                                    Sidney S. Kahn



                                /s/ John G. Puente
                                -------------------------------------------
                                    John G. Puente

                                    EXHIBIT A



                           Common   Series A   Series B   Series C   Convertible
                           Stock    Preferred  Preferred  Preferred  Debentures
                           ------   ---------  ---------  ---------  -----------

British Aerospace Space
Systems, Inc.              729,921   _____      _____     3,007,770   3,571,429
British Aerospace
Holdings, Inc.
Warwick House, PO Box 87
Farnborough Aerospace
Centre
Farnborough
Hants, GU146YU
Telecopier No.:
(011) 441-252-383488


John V. Saeman          1,394,078   58,823     16,339      _____        _____
Medallion Enterprises,
LLC
3200 Cherry Creek
South Dr.
Suite 570
Denver, CO  80209
Telecopier No.:
(303) 722-0443


W. Neil Bauer(1)(2)      _____        _____      _____     _____         _____
Orion
2440 Research Blvd.
Suite 400
Rockville, MD  20850
Telecopier No.: (301) 258-3300


Gustave M. Hauser       352,355      58,823     16,339     _____         _____
Hauser Communications,
Inc.
712 Fifth Avenue
41st Floor
New York, NY  10019
Telecopier No.: (212) 956-
(303) 722-1413

Sidney S. Kahn         207,260    _____         8,169     _____           _____
14 East 60th Street
Suite 500
New York, NY  10022
Telecopier No.:
(212) 750-8904


John G. Puente(2)      321,501   1,411            392     _____           _____
10500 Willowbrook Dr.
Potomac, MD  20854
Telecopier No.:
(301) 299-9691


Fleet Venture         _____    588,234         155,194    _____           _____
Resources, Inc.
c/o Fleet Equity Partners
RI MO F12C
50 Kennedy Plaza
Providence, RI  02903
Telecopier No.:
(401) 278-6387


     (1)  Does not include shares purchased under Employee Stock Purchase Plan.

     (2) Does not include shares beneficially owned by wife.

                                    EXHIBIT B


                    Each of the Stockholders shall have the right to transfer Shares to (a) any member of such Stockholder's immediate family, (b) any trust or similar instrument for estate planning purposes or (c) any charitable organization, foundation or similar entities; provided, however, such transfer may be made to any such permitted transferee only if such permitted transferee shall agree in writing to all of the terms, conditions and restrictions set forth in this Agreement regarding Shares received by such permitted transferee.